UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2007

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2007, in connection with her resignation from Jarden Corporation (the “Company”) effective as of March 9, 2007, the Company entered into a letter agreement and release (the “Separation Agreement”) and a consulting agreement (the “Consulting Agreement”) with Ms. Desiree DeStefano, each dated March 9, 2007. The material terms of these agreements are described below.

Separation Agreement

Under the terms of the Separation Agreement, Ms. DeStefano will continue to receive medical and dental insurance benefits for a period of twelve months from March 9, 2007, or, if earlier, until she becomes eligible for coverage under the medical and/or dental insurance plans of another employer through future employment. In addition, Ms. DeStefano will be entitled to the immediate vesting of all unvested options previously granted to her by the Company that would by their terms necessarily vest within one (1) year from March 9, 2007, if her employment with the Company continued during such period. Ms. DeStefano will have one (1) year from March 9, 2007, to exercise any such stock options vested as of that date. During the term of the Consulting Agreement, Ms. DeStefano will also be entitled to the continued lapsing of restrictions as to restricted stock granted to her prior to March 9, 2007.

Pursuant to the Separation Agreement, Ms. DeStefano agreed not to compete with the Company or hire or solicit for employment any employees of the Company for a period of twelve (12) months following March 9, 2007 and to release the Company from all claims with respect to matters arising out of her employment with the Company.

A copy of the Separation Agreement is attached to this current report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference. The foregoing summary description of the Separation Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Separation Agreement.

Consulting Agreement

Pursuant to the Consulting Agreement, Ms. DeStefano will be available to perform certain consulting services for the Company as an independent contractor, if and when requested, for a period of twelve (12) months from March 9, 2007, unless either party terminates earlier in accordance with the terms of the agreement. The Company will pay Ms. DeStefano $175.00 per hour for any consulting services she performs. Additionally, the Company will reimburse Ms. DeStefano for her reasonable expenses incurred in the performance of her consulting services.

A copy of the Consulting Agreement is attached to this current report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference. The foregoing summary description of the

Consulting Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Consulting Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of March 9, 2007, Ms. DeStefano submitted her resignation as an officer of the Company, thereby terminating her employment pursuant to her employment agreement, dated as of May 3, 2004, by and between Ms. DeStefano and the Company.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

On March 9, 2007, the Company accepted the resignation of Ms. DeStefano from her role as the Company’s Executive Vice President of Finance and Treasurer. In connection with her resignation, the Company entered into a Separation Agreement and a Consulting Agreement with Ms. DeStefano, which material terms are set forth under Item 1.01 above and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit	Description

10.1	Separation Agreement, dated as of March 9, 2007, by and between Jarden Corporation and Desiree DeStefano.

10.2	Consulting Agreement, dated as of March 9, 2007, by and between Jarden Corporation and Desiree DeStefano.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2007

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number Exhibit	Exhibit Description

10.1	Separation Agreement, dated as of March 9, 2007, by and between Jarden Corporation and Desiree DeStefano.

10.2	Consulting Agreement, dated as of March 9, 2007, by and between Jarden Corporation and Desiree DeStefano.